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CUSIP No. 37934A 10 0	Page 10 of 10 Pages

Exhibit 99.1

JOINT FILING AGREEMENT

        The undersigned hereby agree as follows:

        (i)    Each of them agrees that the Amendment No. 2 to Schedule 13D to which this Agreement is attached as an exhibit is filed on behalf of each of them.

        (ii)    Each of them is responsible for the timely filing of such Amendment No. 2 to Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: September 6, 2002	GOLDER, THOMA, CRESSEY, RAUNER FUND IV, L.P.
	By:	GTCR IV, L.P., its General Partner
	By:	GOLDER, THOMA, CRESSEY, RAUNER, INC., its General Partner
	By:	/s/ CARL D. THOMA
		Name:	Carl D. Thoma
		Title:	Principal
GTCR IV, L.P.
	By:	GOLDER, THOMA, CRESSEY, RAUNER, INC., its General Partner
	By:	/s/ CARL D. THOMA
		Name:	Carl D. Thoma
		Title:	Principal
GOLDER, THOMA, CRESSEY, RAUNER, INC.
	By:	/s/ CARL D. THOMA
		Name:	Carl D. Thoma
		Title:	Principal

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  Exhibit 99.1